As filed with the Securities and Exchange Commission on July 13, 2000
                                             Registration No. 333-_____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                   ----------

                              THE VIALINK COMPANY
               (Exact name of issuer as specified in its charter)

             DELAWARE                                   73-1247666
  (State or other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)

                           13155 NOEL ROAD, SUITE 800
                              DALLAS, TEXAS 75240
              (Address of principal executive offices) (Zip Code)

                                   ----------

                              THE VIALINK COMPANY
                     1999 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the Plan)

                                   ----------

                                J. ANDREW KERNER
                            CHIEF FINANCIAL OFFICER
                              THE viaLINK COMPANY
                           13155 NOEL ROAD, SUITE 800
                              DALLAS, TEXAS 75240
                    (Name and address of agent for service)
                                 (972) 934-5500
         (Telephone number, including area code, of agent for service)

                                   ----------


                                                CALCULATION OF REGISTRATION FEE
===============================================================================================================================


                                                                   Proposed              Proposed
                                            Amount to be       Maximum Offering      Maximum Aggregate         Amount of
 Title of Securities to be Registered       Registered(1)     Price per Share(2)     Offering Price(2)     Registration Fee
------------------------------------------------------------------------------------------------------------------------------

1999 Stock Option/ Stock Issuance Plan
---------------------------------------
Common Stock, $0.001 par value               5,566,880            $ 9.875              $ 54,972,940            $ 14,513

===============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the 1999 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on July 11, 2000, as reported by the Nasdaq National Market.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

              The viaLink Company (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

       (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 filed with the SEC on March 21, 2000;

       (b) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2000 filed with the SEC on May 12, 2000;

       (c) The Registrant's Current Reports on Form 8-K dated March 1, 2000; March 22, 2000; April 7, 2000; and May 31, 2000.

       (d) The Registrant's Registration Statement on Forms 8-A filed with the SEC on November 14, 1996 in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, including any amendments or reports filed for the purpose of updating such description.

              All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Capital Stock

              Inapplicable.

Item 5. Interests of Named Experts and Counsel

              Inapplicable.

Item 6. Indemnification of Directors and Officers

              Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Registrant may and, in certain cases, must be indemnified by the Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be not opposed to the Registrant's best interests. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

              Article VII of the Registrant's Certificate of Incorporation, as amended, provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

              The Registrant has entered into Indemnification Agreements with the each of its directors and officers. Pursuant to these agreements, the Registrant will be obligated, to the extent permitted by applicable law, to indemnify its directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Registrant or assumed certain responsibilities at the Registrant's direction. The Registrant also has purchased directors and officers liability insurance in order to limit its exposure to liability of indemnification of directors and officers.

Item 7. Exemption from Registration Claimed

              Inapplicable.

Item 8. Exhibits

  Exhibit Number      Exhibit
  --------------      -------
       4              Instruments Defining Rights of Shareholders. Reference is
                      made to Registrant's Registration
                      Statement on Form 8-A, as amended, and the exhibits
                      thereto, which are incorporated herein by
                      reference pursuant to Item 3(d) of this Registration
                      Statement.
       5              Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1           Consent of KPMG LLP.
       23.2           Consent of PricewaterhouseCoopers LLP, Independent
                      Auditors.
       23.3           Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
       24             Power of Attorney. Reference is made to page II-4 of this
                      Registration Statement.
       99.1           The viaLink Company 1999 Stock Option/Stock Issuance Plan.
       99.2           Amendment No. 1 to The viaLink Company 1999 Stock
                      Option/Stock Issuance Plan.

Item 9. Undertakings.

       A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the 1999 Stock Option/Stock Issuance Plan.

       B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 13th day of July, 2000.

                                        THE VIALINK COMPANY

                                        By   /s/ LEWIS B. KILBOURNE
                                            -----------------------------------
                                            Lewis B. Kilbourne
                                            Chief Executive Officer

                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Lewis B. Kilbourne and J. Andrew Kerner, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                        TITLE                                   DATE
/s/ LEWIS B. KILBOURNE                     Chief Executive Officer and Chairman of the         July 13, 2000
----------------------------------------   Board
Lewis B. Kilbourne

/s/ ROBERT N. BAKER                        President, Chief Operating Officer and Director     July 13, 2000
----------------------------------------
Robert N. Baker

/s/ J. ANDREW KERNER                       Senior Vice President of Finance and Chief          July 13, 2000
----------------------------------------   Financial Officer (principal financial and
J. Andrew Kerner                           accounting officer)


/s/ JIMMY M. WRIGHT                        Director                                            July 12, 2000
----------------------------------------
Jimmy M. Wright

/s/ SUE A. HALE                            Director                                            July 13, 2000
----------------------------------------
Sue A. Hale

/s/ WARREN D. JONES                        Director                                            July 12, 2000
----------------------------------------
Warren D. Jones

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                DESCRIPTION
-------               -----------
       4              Instruments Defining Rights of Shareholders. Reference is
                      made to Registrant's Registration
                      Statement on Form 8-A, as amended, and the exhibits
                      thereto, which are incorporated herein by
                      reference pursuant to Item 3(d) of this Registration
                      Statement.
       5              Opinion and consent of Brobeck, Phleger & Harrison LLP.
       23.1           Consent of KPMG LLP.
       23.2           Consent of PricewaterhouseCoopers LLP, Independent
                      Auditors.
       23.3           Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
       24             Power of Attorney. Reference is made to page II-4 of this
                      Registration Statement.
       99.1           The viaLink Company 1999 Stock Option/Stock Issuance Plan.
       99.2           Amendment No. 1 to The viaLink Company 1999 Stock
                      Option/Stock Issuance Plan.